CDI Corp. Reports Profitable First Quarter 2003

PHILADELPHIA, April 23 /PRNewswire-FirstCall/ -- CDI Corp. (NYSE: CDI) today reported earnings for the quarter ended March 31, 2003.

For the quarter ended March 31, 2003, the company reported net earnings of $5.5 million, or $0.28 per diluted share, on revenues of $269.5 million. For the quarter ended March 31, 2002, the company reported a net loss of $0.86 per diluted share, on revenues of $313.1 million. This loss included pre-tax restructuring charges of $4.1 million, or $0.13 per share, event-driven charges of $3.4 million, or $0.12 per share, and a net gain after tax from discontinued operations of $468,000, or $0.02 per share, as well as a previously disclosed after-tax impairment charge of $14 million ($0.73 per share), reflecting a required change in accounting for goodwill.

"We continue to reap the benefits of the restructuring program we concluded two quarters ago, enabling CDI to remain profitable despite a very challenging business climate," said President and Chief Executive Officer Roger H. Ballou. "We also invested in growth, spending approximately $1 million to ramp up a very large new engineering contract and upgrade our technology for our new Shared Services Center in West Virginia.

"Our revenues were a little better than we had anticipated sequentially, given that first quarter revenues tend to be the lowest of the year. The year-over-year decline in revenues is attributable to our exiting low-margin accounts, the sale of our MRI permanent placement offices, the implosion of the telecommunications industry, and continued softness in information technology staffing. However, we continue to win new business and improve our mix of longer-cycle project work and our penetration of high-growth vertical markets," said Ballou.

Business Unit Discussion

"Although the market is still tepid in many sectors and demand for IT professionals remains suppressed, these areas of weakness were offset by particular strength in some of our longer-cycle, higher margin operations, particularly in the engineering area," said Ballou.

CDI's Project Management segment showed a slight sequential improvement in revenues of 4.8 percent from the fourth quarter of 2002, driven primarily by the aerospace, chemical and government services components of the CDI Engineering Solutions division and strength in CDI Innovantage, the company's information technology outsourcing business.

Revenues at CDI Professional Services showed a slight sequential decline of only
1.1 percent from the fourth quarter of 2002, reflecting continued softness in information technology staffing. AndersElite, which specializes in professional staffing for the U.K. construction market, continues to experience robust growth.

Todays Staffing revenues were basically flat as compared with the fourth quarter of 2002, mostly due to lower revenues from its Canadian operations.

Management Recruiters International showed the most significant sequential decline in revenues, 13.4 percent as compared with the fourth quarter of 2002, indicating continued suppressed demand in permanent placement.

Corporate Summary

Corporate overhead costs decreased both sequentially and year-over-year, as CDI continued to impose further financial discipline on its operations.

Business Outlook

"It is too difficult to give earnings guidance for the remainder of 2003 due to the unpredictability of external forces," said Ballou. "Our approach to the business remains very conservative. It assumes a flat revenue trend and no appreciable improvement in the economy. Even so, we believe we can leverage our industry-leading cost structure to continue winning attractive new business at healthy margins and remain solidly profitable."

Financial Tables Follow

Conference Call/Webcast

CDI Corp. will conduct a conference call at 11 a.m. (Eastern) today to discuss this announcement. The conference call will be broadcast live over the Internet and can be accessed by any interested party at www.cdicorp.com. An online replay will be available at www.cdicorp.com for 14 days after the call.

Company Information

CDI Corp. (NYSE: CDI) is a Fortune 1000 professional services and outsourcing company. Its divisions and subsidiaries include CDI Engineering Solutions, CDI Professional Services, Todays Staffing, and Management Recruiters International, the world's largest executive search and recruitment organization. Visit CDI on the web at www.cdicorp.com.

    Safe Harbor Statement

    Certain information in this news release contains forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Certain forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or the negative thereof or other comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These include risks and uncertainties such as competitive market pressures, material changes in demand from larger customers, availability of labor, the company's performance on contracts, changes in customers' attitudes towards outsourcing, government policies or judicial decisions adverse to the staffing industry, changes in economic conditions, and delays or unexpected costs associated with its restructuring program. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company assumes no obligation to update such information.


                           CDI CORP. AND SUBSIDIARIES
                       Consolidated Statement of Earnings
                                    Unaudited
                 (in thousands, except share and per share data)

                                                        For the three months
                                                           ended March 31,
                                                        2003           2002
Revenues                                              $269,526        313,134
Cost of services                                       201,150        233,810
Gross profit                                            68,376         79,324

Operating and administrative expenses                   60,014         79,639
Provision for restructure                                    -          4,053
Operating profit (loss)                                  8,362         (4,368)

Interest (income) expense, net                            (374)            85

Earnings (loss) from continuing operations
 before income taxes, minority interests and
 cumulative effect of accounting change                  8,736         (4,453)
Income tax (expense) benefit                            (3,276)         1,593

Earnings (loss) from continuing operations
 before minority interests and cumulative
 effect of accounting change                             5,460         (2,860)
Minority interests                                           -             66

Earnings (loss) from continuing operations               5,460          (2,926)

Discontinued operations                                      -            468
Cumulative effect of accounting change, net of tax           -         (13,968)

Net earnings (loss)                                     $5,460         (16,426)


Diluted earnings (loss) per share:
Earnings (loss) from continuing operations               $0.28           (0.15)
Discontinued operations                                     $-           0.02
Cumulative effect of accounting change                      $-           (0.73)
Net earnings (loss)                                      $0.28           (0.86)

Diluted number of shares (000)                          19,554         19,116

                                   CDI CORP.
                              FINANCIAL HIGHLIGHTS
                                   UNAUDITED
                         (in thousands, except ratios)

Selected Balance Sheet Data:                       March 31,         March 31,
                                                     2003              2002
Cash, cash equivalents and short-term
 investments                                          $93,369           49,727
Accounts receivable, net                             $203,939          242,482
Accounts receivable as a % of revenues                  75.7%            77.4%
Current assets                                       $322,135          326,928
Total assets                                         $436,108          475,163
Current liabilities                                  $114,539          153,612
Shareholders' equity                                 $313,576          308,953

                                                  For the three months ended
                                                           March 31,
                                                     2003              2002
Selected Cash Flow Data:
Depreciation expense                                 $3,085           8,343
Capital expenditures                                 $4,207           2,671

Selected Earnings and Other Financial Data:
Revenues                                           $269,526         313,134
Direct margin                                       $68,376          79,324
Direct margin rate                                    25.4%           25.3%

Indirect expenses as a percentage of revenue          22.3%           25.4%

Corporate expenses                                   $3,429           4,564
Corporate expenses as a percentage of revenue          1.3%            1.5%

Operating profit (loss) margin                         3.1%            (1.4%)

Effective income tax rate                             37.5%           35.8%

Pre-tax return on stockholders' equity -
 last twelve months (a)                                6.5%           (10.9%)

(a) Current quarter combined with the three preceding quarters' earnings (loss) from continuing operations before income taxes, minority interests and cumulative effect of accounting change divided by the average shareholders' equity.Included in pre-tax earnings (loss) in the previous twelve months for the 2003 and 2002 calculations are $13.9 and $36.0 million respectively of event-driven and restructuring expenses.

                                    CDI CORP.
                              FINANCIAL HIGHLIGHTS
                                    UNAUDITED
                          (in thousands, except ratios)

                                                   For the three months ended
                                                            March 31,
SELECTED SEGMENT DATA:                               2003            2002

Professional Services
Revenues                                           $140,357         169,550
Direct margin                                       $29,172          31,672
Direct margin rate                                    20.8%           18.7%

Operating profit (loss)                              $4,555             (568)
Operating profit (loss) margin                         3.2%            (0.3%)

Project Management
Revenues                                            $78,924          80,943
Direct margin                                       $19,316          18,908
Direct margin rate                                    24.5%           23.4%

Operating profit (loss)                              $5,161           (2,140)
Operating profit (loss) margin                         6.5%            (2.6%)

Todays Staffing
Revenues                                            $34,572          39,932
Direct margin                                        $9,821          10,925
Direct margin rate                                    28.4%           27.4%

Operating profit                                     $1,392           1,049
Operating profit margin                                4.0%            2.6%

Management Recruiters International
Revenues                                            $15,673          22,709
Direct margin                                       $10,067          17,819
Direct margin rate                                    64.2%           78.5%

Operating profit                                       $683           1,855
Operating profit margin                                4.4%            8.2%